SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):

                                  May 21, 1997
                                  ------------


                              Coffee People, Inc.
                              -------------------
             (Exact name of registrant as specified in its charter)



          Oregon                  0-21397              93-1073218
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     (State or other         (Commission File No.)   (IRS Employer
     jurisdiction of                                  Identification No.)
     incorporation)



 15100 SW Koll Parkway,  Suite J,  Beaverton,  Oregon           97006
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:

                        (503) 672-9603
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  Coffee People, Inc., an Oregon corporation ("Coffee People"), purchased 15 retail specialty coffee stores located in Phoenix and Tucson Arizona, and a related coffee bean wholesale business, from The Coffee Plantation, Inc., an Arizona corporation ("Coffee Plantation") effective May 21, 1997.

                  The sale occurred pursuant to an Assets Purchase Agreement between Coffee People, Coffee Plantation and The Second Cup Inc., the sole shareholder of Coffee Plantation, ("Second Cup"), dated as of April 21, 1997 (the "Assets Purchase Agreement").

                  The purchase price for the assets was approximately $8.4 million, a sum determined by negotiation between the parties. Coffee People paid the full purchase price in cash at closing. The purchase price is subject to certain adjustments as provided in the Assets Purchase Agreement.

                  The assets acquired include inventory, machinery, fixtures, equipment, leasehold interests in the stores and other operating assets.

                  The foregoing description of the Assets Purchase Agreement is qualified in its entirety by reference to the Assets Purchase Agreement, a copy of which has been filed with the Commission.

                  Coffee People financed $6 million of the purchase price with a 5-year term loan from Bank of America NT & SA, upon the terms and conditions set forth in a loan agreement, a copy of which has been filed with the Commission.

ITEM 5.  OTHER EVENTS

          On May 21, 1997 the Board of Directors of Coffee People accepted the resignation of Mr. James L. Roberts as Chief Executive Officer. Mr. Roberts will continue to serve as Chairman of the Board of Directors. The Board of Directors appointed Taylor H. Devine as President and Chief Executive Officer effective May 21, 1997 and continuing until his resignation or until a successor is appointed by the Board of Directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired

                  It is impractical to provide the required financial statements relating to the acquisition at the present date. The Company will file the required statements not later than August 4, 1997.

         (b) Pro Forma Financial Information

                  It is impractical to provide the required pro forma financial information relating to the acquisition at the present date. The Company will file the required information not later than August 4, 1997.

         (c) Exhibits

                  2.1 Assets Purchase Agreement, dated April 21, 1997, between Coffee People, Coffee Plantation and Second Cup (omitting all schedules and exhibits)*.

                  2.2 Amendment No. 1 to Business Loan Agreement, dated April 21, 1997 between Bank of America NT & SA and Coffee People*.

                  2.3 Press Release, dated May 22, 1997, announcing (i) the resignation of James L. Roberts as Chief Executive Officer of Coffee People; (ii) the appointment of Taylor H. Devine as President and Chief Executive Officer; and (iii) the closing of the acquisition of the Coffee Plantation stores.


---------------------------------
           * Incorporated by reference to the Company's Report on Form 8-K, as filed on April 28, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         COFFEE PEOPLE, INC.
                                            (Registrant)



Date: May 27, 1997                       By: /s/ Kenneth B. Ross
------------------                       --------------------------------
                                         Kenneth B. Ross
                                         Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.                                                                 Page

2.1      Assets Purchase Agreement, dated April 21, 1997, between
         Coffee People, Coffee Plantation and Second Cup, Inc.
         (omitting all schedules and exhibits)*.

2.2      Amendment No. 1 to Business Loan Agreement, dated
         April 21, 1997 between Bank of America NT & SA and
         Coffee People*.

2.3 Press Release, dated May 22, 1997, announcing (i) the resignation of James L. Roberts as Chief Executive Officer of Coffee People; (ii) the appointment of Taylor H. Devine as President and Chief Executive Officer; and (iii) the closing of the acquisition of the Coffee Plantation stores.


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       * Incorporated by reference to the Company's Report on Form 8-K, as filed on April 28, 1997.